SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND
SMITH BARNEY INVESTMENT GRADE BOND FUND
SMITH BARNEY REAL RETURN STRATEGY FUND

Sub-Item 77E

Registrant incorporates by reference Registrant's
Supplement to the Statements of Additional Information dated October 26, 2005 filed on October 26, 2005.
(Accession No. 0001193125-05-208546)